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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference of our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Photon Dynamics, Inc. for the registration of 699,010 shares of its common stock and to the incorporation by reference therein of our report dated October 20, 2000, with respect to the consolidated financial statements of Photon Dynamics, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2000 and our report dated August 3, 2001 with respect to the restated consolidated financial statements of Photon Dynamics, Inc. included in its Current Report dated August 17, 2001 on Form 8-K, filed with the Securities and Exchange Commission.

San Jose, California August 15, 2001	/s/ ERNST & YOUNG LLP

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS